Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact: James J. Pennetti

Unizan Financial Corp.

Executive Vice President and Chief Financial Officer

Telephone: 330.438.1118

Toll Free: 1.866.235.7203

E-mail address: jpennetti@unizan.com

Media Contact: Sandy K. Upperman

Unizan Financial Corp.

Vice President, Corporate Communications

Telephone: 330.438.4858

E-mail address: supperman@unizan.com

UNIZAN FINANCIAL CORP. TO PRESENT AT THE

HOWE BARNES INVESTMENTS, INC. 8TH ANNUAL COMMUNITY BANK CONFERENCE

AND MCDONALD INVESTMENTS INC. 2003 BANK CONFERENCE

Canton, Ohio, May 28, 2003 – Unizan Financial Corp. (NASDAQ: UNIZ) President and Chief Executive Officer, Roger L. Mann and Executive Vice President and Chief Financial Officer, James J. Pennetti, will make investor presentations at two upcoming investment community conferences in June 2003. The company’s presentations will provide an overview of Unizan Financial Corp. and will address the company’s growth strategies and investment highlights.

Wednesday, June 4, 2003 – 9:30 a.m. Central Time

Howe Barnes Investments, Inc. 8th Annual Community Bank Conference

A live broadcast of the presentation can be accessed on the Internet by logging on to http://e-meetings.mci.com. Once on this page, participants will be required to enter the conference ID number: 6473096 and the conference password: HOWE BARNES (all caps with a space).*

Wednesday, June 11, 2003 – 2:45 p.m. Eastern Time

McDonald Investments Inc. 2003 Bank Conference

The presentation slides and live audio webcast will be available through the Investors section of Unizan Financial Corp.’s Web site at www.unizan.com.*

*Please log on to the Web site at least 15 minutes prior to the call to register, download and install any necessary audio software.

Unizan Financial Corp., a $2.8 billion holding company, is a premier financial services organization headquartered in Canton, Ohio. The company operates 45 full-service retail financial centers in five metropolitan markets in Ohio – Canton, Columbus, Dayton, Newark and Zanesville. Through Unizan Financial Corp.’s subsidiaries, Unizan Bank, National Association; Unizan Financial Services Group, National Association; Unizan Banc Financial Services, Inc.; and Unizan Financial Advisors, Inc., the company offers its client base corporate and retail banking, Internet banking and wealth management products and services. Additionally, the company operates niche businesses in government guaranteed loan programs through its business lending centers in Cincinnati, Cleveland, Columbus and Dayton, Ohio; Louisville, Kentucky; Detroit, Michigan; Mt. Arlington, New Jersey; and Indianapolis, Indiana; as well as aircraft lending centers in Columbus; Orlando, Florida; and Sacramento, California. For more information on Unizan Financial Corp. and its subsidiaries, visit the company on the Web at www.unizan.com.